Exhibit 10.9

Dissolution of Agreement

With reference to the Sale Agreement of Machinery Equipment, Motor Vehicles, Software and Immovable Property at Al Tajamouat Industrial City plot number 1340 parcel 3 of AlRakim city at the South Amman Land entered into by Jerash Garments & fashions manufacturing Company L.L. as the Seller and Victory Apparel Jordan Garments Manufacturing Company L.L. as the buyer, according to article 241 of Jordan’s Civil Code, the contracting Parties hereby mutually and amiably consent to dissolve the said Agreement as of 30 Jun June 2016 with no further financial and /or any other obligations whatsoever.

Signed this day 30 of June 2016

Jerash Garment & Fashions Manufacturing Company L.L. (Seller)

Choi Lin Hung

(Signature)

Victory Apparel Jordan Garments Manufacturing Company L.L (Buyer)

Eric Tang

(Signature)